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                                                                   EXHIBIT 10.15

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                                           2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT
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                                                         TENANT INFORMATION
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TENANT'S NAME: AUDIONET, INC.                                      TYPE OF ENTITY: DELAWARE CORPORATION
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REPRESENTATIVE NAME: DAN STRICKFADEN                               PRINCIPAL PLACE OF BUSINESS: DALLAS, TEXAS
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ADDRESS: 2914 TAYLOR STREET, DALLAS, TEXAS 75226                   TAX I.D. #:
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REGISTERED AGENT NAME AND ADDRESS:                                 PHONE:   (214) 748-6660
                                                                   FAX:     (214) 748-6657
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                                                        LANDLORD INFORMATION
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LANDLORD'S NAMES: GEORGE W. LOLLIS AND DAISY LOLLIS                RELATIONSHIP TO EACH OTHER: MOTHER AND SON HOLDING THE
                                                                   PREMISES JOINTLY
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HOME ADDRESS OF GEORGE W. LOLLIS AND ADDRESS FOR PAYMENT           DAY PHONE: (972) 661-1131 OR (214) 750-2005 PAGER AND
OF RENT: 6103 SHADY CLIFF, DALLAS, TX 75240                        VOICEMAIL: (214) 626-6500
                                                                   HOME PHONE: (214) 523-7717
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                                                 BASIC LEASE AGREEMENT INFORMATION
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EFFECTIVE DATE: DECEMBER 2, 1996                                   COMMENCEMENT DATE: THE EARLIER OF FEBRUARY 1, 1997, OR
                                                                   COMPLETION OF IMPROVEMENTS BY TENANT AS DESCRIBED HEREIN.
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INITIAL BASIC MONTHLY RENT: $3,920                                 LEASE TYPE: "TRIPLE NET" - TENANT PAYS INSURANCE, TAXES,
                                                                   UTILITIES, AND MOST REPAIRS
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PREMISES: ALL OF THE LAND AND IMPROVEMENTS RELATING TO 2914        LEASE TERM: 5 YEARS, WITH OPTIONS TO EXTEND THREE (3) FIVE (5)
TAYLOR STREET, DALLAS COUNTY, DALLAS, TEXAS 75226 AS FURTHER       YEAR TERMS AS PROVIDED HEREIN.
DEFINED HEREIN.
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PERMITTED USE OF PREMISES: TENANT MAY USE THE PREMISES FOR ANY     INSURANCE CARRIER, POLICY NUMBER,   AMOUNTS TENDERED WITH
LAWFUL USE OR PURPOSE, EXCLUDING, HOWEVER, USE AS A                AND COVERAGE DATE WITH THE          AGREEMENT:
RESTAURANT, A RETAIL STORE, OR MANUFACTURING PLANT.                FOLLOWING MINIMUM AMOUNTS:
                                                                   DEATH/BODILY INJURY:   $1,000,000   SECURITY DEPOSIT:   $7,840
                                                                   REAL PROPERTY:         $2,000,000   FIRST MONTH'S RENT: $3,920
                                                                   NAME::
                                                                   POLICY NUMBER:
                                                                   EFFECTIVE DATE OF COVERAGE:
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EACH PARTY ACKNOWLEDGES THAT THEY HAVE READ AND UNDERSTAND THIS AGREEMENT, INCLUDING THE ADDENDUM, AND ALL EXHIBITS, IF ANY. EACH
PARTY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPLICITLY CONTAINED IN THIS AGREEMENT, THERE IS NO REPRESENTATION AND WARRANTY,
WRITTEN OR ORAL, DIRECT OR INDIRECT, MADE IN CONNECTION WITH OR PRIOR TO THIS AGREEMENT AS AN INDUCEMENT TO ENTER INTO THIS
AGREEMENT. THE BALANCE OF THIS AGREEMENT FOLLOWS THIS SIGNATURE AND COVER SHEET. THIS AGREEMENT IS SIGNED AND DELIVERED AS OF THE
EFFECTIVE DATE.
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TENANT NAME, TITLE, AND SIGNATURE:                                 GEORGE W. LOLLIS.

TODD R. WAGNER, CEO  /s/ TODD  WAGNER                              /s/ GEORGE W. LOLLIS
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THIS INSTRUMENT WAS ACKNOWLEDGED BEFORE ME ON DECEMBER 3,          THIS INSTRUMENT WAS ACKNOWLEDGED BEFORE ME ON DECEMBER 2,
1996, BY TODD R. WAGNER, CEO.                                      1996, BY GEORGE W. LOLLIS.

[SEAL] /s/ CAROL J. COX                                            [SEAL] /s/ SUE BUTLER
NOTARY PUBLIC, STATE OF TEXAS AND COUNTY OF DALLAS                 NOTARY PUBLIC, STATE OF TEXAS AND COUNTY OF DALLAS
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DAISY O. LOLLIS:                                                   THIS INSTRUMENT WAS ACKNOWLEDGED BEFORE ME ON DECEMBER 2,
                                                                   1996, BY DAISY O. LOLLIS.
/s/ DAISY O. LOLLIS
                                                                   [SEAL] /s/ SUE BUTLER
                                                                   NOTARY PUBLIC, STATE OF TEXAS AND COUNTY OF DALLAS
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2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                                                                        PAGE 1 OF 9
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            TERMS OF 2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT
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         NOW THEREFORE, as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
Landlord and Tenant agree as follows:

1. DEFINITION OF TERMS: The terms used in this Lease are described on page 1, and/or are defined as follows:

         a.      Commencement Date - that date indicated on page 1.

         b. consent - any approval or consent required or permitted in this Lease shall be in writing, in advance of the requested act, and said consent shall not, unless it is expressly stated to the contrary, be unreasonably withheld or delayed.

         c.      Effective Date - that date indicated on page 1.

         d. Landlord - George W. Lollis, and Daisy O. Lollis, and their successors and/or assigns.

         e. Lease - this 2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT between Landlord and Tenant, and the Addendum attached to this Lease.

         f. Lease Term - that period of time from the Commencement Date to the Termination Date as indicated on page 1, and as further modified, expanded, and limited herein.

         g. notice - any notice required or permitted in this Lease, or service of process, shall be in writing and may be given by personal service, confirmed received telefaxes, or by depositing same in the United States mail, postage prepaid, certified, return receipt requested to the address of the party receiving notice as appears on the page 1 of this Lease, or as changed through notice to the other party.

         h. Premises - the Real Property described and indicated on page 1, with all the improvements, all appurtenant rights and easements, and the right to use all areas of the real property for parking, signage, access, ingress and egress together with a building containing approximately 26,880 square feet of floor space and the entire rooftop of the entire Building, which property is more particularly described as Being Lots 7, 8, 9, 10 and the East 40 feet of Lot 11, in Block 15/198, of CROWDUS AND AKARD ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in Volume W, Page 625, Map Records of Dallas County, Texas.

         i. Rent - base rent indicated on page 1 plus any other sums of money due Landlord by Tenant.

         j.      Security Deposit - that amount indicated on page 1.

         k. Tenant - the Tenant listed on page 1 as the contracting party with Landlord, and its permitted successors and assigns as provided herein.

         l.      Termination Date - the end of the Lease Term.

2. ENVIRONMENTAL STUDY: Before the Commencement Date of the Lease Term, Landlord and Tenant shall select, and shall engage at Tenant's expense, an environmental expert to inspect the Premises for environmental purposes, and if, upon said inspection, said expert determines and reports in writing to Landlord and to Tenant, any hazardous materials exist within the Premises that need to be removed to accommodate Tenant's intended use of the Premises as provided herein, Landlord shall, at Landlord's sole discretion, either remove the hazardous materials, at Landlord's expense, or permit Tenant to remove the hazardous materials at Tenant's expense.

         a. If Landlord chooses to remove the hazardous materials and has not substantially completed the removal by February 1, 1997, Landlord shall then abate the Rent on a prorated basis for each day after February 1, 1997 until Landlord's removal has been substantially completed. If Landlord has not substantially completed the removal of the hazardous materials by April 1, 1997, Tenant may terminate this Lease.

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 2 OF 9
                         December 2, 1996 FINAL EDITION

         b. If Landlord chooses to permit Tenant to remove the hazardous materials at Tenant's expense and Tenant chooses to remove the hazardous materials, Tenant shall timely provide notice to Landlord of its choice to remove materials at Tenant's expense.

         c. If Tenant does not provide timely notice to Landlord of its choice to remove the hazardous materials, the Lease shall terminate.

         d. Termination of the Lease as provided in this section means the Lease shall be null and void with no further obligation to Landlord and to Tenant, except to Landlord for the return of Tenant's Security Deposit, and the first month's Rent.

3. LEASE: Landlord leases to Tenant, and Tenant leases from Landlord the exclusive use and control of the Premises for the initial Lease Term of five (5) years in exchange for the base monthly Rent of $3,920, together with other costs, terms and conditions under this Lease. Payment of Rent shall commence on the Commencement Date.

4. REPRESENTATIONS AND WARRANTIES: In order to induce each other into this Lease, Landlord and Tenant hereby represent and warrant:

         a. Landlord and Tenant each are duly organized and qualified to do business in the State of Texas and each has full power and authority to enter into this Lease. Any individual executing this Lease on behalf of Landlord has the full power and authority to do so and to bind Landlord.

         b. That the execution, delivery and performance of this Lease will not conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, lease, ground lease, instrument, document, agreement or contract of any kind or nature to which Landlord or Tenant is a party or by which Landlord, Tenant, or the Premises may be bound.

         c. That Landlord is the sole fee simple owner of the Premises and has good and indefeasible title to the Premises subject only to those exceptions set forth in EXHIBIT B attached to the Addendum.

         d. Tenant's financial condition as presented and represented to Landlord by Tenant in Tenant's unaudited financial statement dated November 1996 is true, complete, and accurate.

5. MUTUAL INDEMNIFICATION: Except as otherwise specifically provided in this Lease and the Addendum:

         a. Landlord indemnifies and holds Tenant and its agents, harmless of and from any and all claims, injuries, losses, damages, demands, actions or causes of action brought or suffered by any person, including but not limited to, payments of contribution or indemnity and/or comparative causation to other parties, court costs, attorney's fees or other expenses of litigation which are recovered by any third person or entity against Tenant as the result of Landlord's default under the Lease, negligence, fraud, criminal misconduct, and/or intentional and willful misconduct, or any other act, if any.

         b. Tenant indemnifies and holds Landlord and its agents, harmless of and from any and all claims, injuries, losses, damages, demands, actions or causes of action brought or suffered by any person, including but not limited to, payments of contribution or indemnity and/or comparative causation to other parties, court costs, attorney's fees or other expenses of litigation which are recovered by any third person or entity against Landlord as the result of Tenant's default under the Lease, negligence, fraud, criminal misconduct,

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 3 OF 9
                         DECEMBER 2, 1996 FINAL EDITION
                 and/or intentional and willful misconduct, or any other act, if any.

6.       TENANT AFFIRMATIVE COVENANTS: Tenant agrees to:

         a. Lease the Premises for the Lease Term beginning on the Commencement Date and ending on the Termination Date.

         b. Deliver a certified copy of a board resolution confirming, and ratifying the Lease before December 31, 1996.

         c. Deliver to Landlord after the Commencement Date EXHIBIT A to the Addendum, the Lease Term Commencement Date Acknowledgement which Landlord shall execute.

         d. Accept the Premises in their present condition "AS IS", the Premises being currently suitable for Tenant's intended use, subject to Tenant's forty five (45) day inspection period before it occupies the Premises as further described in the Addendum.

         e. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, renovation, condition, and occupancy of the Premises.

         f. Pay monthly, in advance, on the first day of the month, the full base Rent to Landlord at Landlord's address, or pro rated base Rent if the Commencement Date and/or the Termination Date fall on a day other than the first day or last day, respectively, of the applicable month.

         g.      Pay, as additional Rent, all other sums due under this Lease.

         h. Pay a late charge of five (5%) percent of any Rent not received by Landlord by the tenth day of the month in which it is due.

         i. Pay all utilities directly for all utility services relating to the Premises, including but not limited to, water, sewer, sanitation, electric, gas, water, and telephone.

         j. Pay any and all premiums for real property casualty and liability insurance described on page 1 with Landlord and Tenant named as co-insureds, and if this is not permitted under the applicable insurance policy, Landlord shall be at least referred to as an additional insured.

         k. Pay all ad valorem taxes assessed against the Property (aka real property taxes), including city, county, school district, and hospital district property taxes ("Taxes"). Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy, transfer, income, revenue or excess profits tax imposed, levied or assessed upon Landlord, or any other tax, assessment, charge, or levy upon the Rent payable by Tenant under this Lease. Any and all tax abatements, deferrals or reductions granted or awarded, whether to Landlord or Tenant, in connection with the Premises shall be for the benefit of, and for the account of, the party obligated hereunder to pay the Taxes (the "Obligated Party"). Tenant may, but shall not be obligated to, contest in good faith the Taxes, including, without limitation, all valuations and assessments. The Obligated Party shall enjoy the benefits of any and all adjustments to the Taxes resulting from the efforts made by Tenant or otherwise.

         l. Notify the Dallas Central Appraisal District, and any other appropriate authorities, that Tenant is to receive a copy of all assessments and tax statements relating to the Taxes at Landlord's request and pursuant to this Lease.

         m. Allow Landlord, with prior notice, to enter the Premises to perform Landlord's obligations, inspect the Premises, and show the Premises to prospective purchasers or Tenants.

         n. Repair, replace, and maintain in good and working order any and all parts of the Premises, normal wear excepted, except for, the foundation, and structural and weight-bearing walls unless such foundation and/or walls are damaged by Tenant, and its agents, and contractors.

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 4 OF 9
                         DECEMBER 2, 1996 FINAL EDITION

         o. Maintain public liability insurance for the Premises and the conduct of Tenant's business, naming Landlord as an additional insured, in the amounts stated on page 1 of this Lease.

         p.      Maintain insurance on Tenant's personal property.

         q. Deliver certificates of insurance to Landlord before the Commencement Date and thereafter when requested.

         r. Vacate the Premises broom clean and return all keys to the Premises on Termination Date.

         s. On request, execute an estoppel certificate that states the Commencement Date and Termination Date of the Lease, identifies any amendments to the Lease, describes any rights to extend the Lease Term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested.

         t. Timely and fully report to Landlord of any material adverse change in Tenant's financial condition as presented and represented to Landlord by Tenant in Tenant's unaudited financial statement dated November 1996 which financial statement was made and delivered by Tenant to Landlord as an inducement for Landlord to enter into this Lease.

7.       TENANT NEGATIVE COVENANTS: Tenant agrees not to:

         a.      Use the Premises for any purpose other than is stated on page
                 1.

         b. Create a nuisance, permit any waste, or use the Premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the building.

         c. Provide a key to the Premises' lock system at Landlord's request.

         d.      Alter the Premises, except as otherwise provided herein.

         e.      Allow a lien to be placed on the Premises.

8.       LANDLORD'S AFFIRMATIVE COVENANTS: Landlord agrees to:

         a. To provide to Tenant written evidence in form reasonably satisfactory to Tenant that any and all leases, other than this Lease, concerning the Premises have been properly terminated.

         b. Lease to Tenant the Premises for the entire term beginning on the Commencement Date and ending on the Termination Date.

         c. To permit Tenant to lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises and any appurtenant rights granted to Tenant under this Lease during this Lease Term without hindrance or ejection by Landlord or the successors or assigns of Landlord or anyone acting by, through or under the Landlord, including, without limitation, any mortgagee of Landlord.

         d. Return the Security Deposit to Tenant, less itemized deductions, if any, within thirty days after the termination of this Lease.

         e. Cause any successor in interest to take title to the Premises subject to the terms of the Lease, and that Tenant's occupancy shall not be disturbed except in accordance with the Lease.

         f. Landlord agrees to fully cooperate with Tenant and to assist Tenant, if required, in any efforts made by Tenant to contest the Taxes, and to execute any necessary documentation in connection therewith.

         g. Repair, replace, and maintain in good and working order, normal wear excepted, only, the foundation, and structural and weight-bearing walls unless such foundation and/or walls are damaged by Tenant, and its agents, and contractors.

         h. To permit, Tenant, in the event of an emergency, to undertake Landlord's limited obligation to repair Tenant, without any prior notice to Landlord.

         i. To reimburse Tenant for undertaking Landlord's limited obligation to repair in the event of an emergency, within ten
                 (10) days after receipt of Tenant's bill provided that it does not exceed more than $12,000 per annum, and to permit Tenant to deduct said cost and expense from the Rent next becoming due after

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 5 OF 9
                         DECEMBER 2, 1996 FINAL EDITION
                 the expiration of said ten (10) day period.

9. LANDLORD'S NEGATIVE COVENANTS: Landlord agrees not to as long as Tenant is not in material default:

         a.      Interfere with Tenant's possession of the Premises.

         b. Not to make any change, alteration, or addition to the Premises including, without limitation, parking layout and marking pattern, methods of ingress and egress, traffic, lighting, curbing, building heights and stories, without the Tenant consent as determined in Tenant's sole and unfettered discretion.

         c. Not to build or otherwise erect any structures, of whatsoever kind or nature, on the Premises.

         d. Unreasonably withhold consent to a proposed assignment or sublease which shall not be considered unreasonable for Landlord to condition their consent on splitting with Tenant of any subtenant's rentals that exceed the Rent as set forth in the Addendum.

10. ALTERATIONS: Any physical additions or improvements to the Premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this Lease and at Tenant's expense, to remove any signs and any unauthorized physical additions and improvements, normal wear excepted.

11. ABATEMENT: Tenant's covenant to pay Rent and Landlord's covenants are independent of each other. Except as otherwise specifically provided in this Lease, Tenant shall not be entitled to abate Rent for any reason.

12. RELEASE OF CLAIMS/SUBROGATION: Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the Premises, the building, the parking facility, if any, or personal property within the building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

13. NOTICE TO INSURANCE COMPANIES: Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

14. UNIFORM COMMERCIAL CODE: Tenant grants Landlord a security interest in Tenant's personal property now or subsequently located on the Premises; provided, however that, Landlord shall agree to only subordinate its secured interest in Tenant's personal property to Tenant's secured creditors that agree to pay and reimburse Landlord for the cost, including attorney's fees, incurred in connection with removal and storage of Tenant's personal property upon Landlord entering and taking possession of the Premises. This Lease is a security agreement under the Uniform Commercial Code. Landlord may file a memorandum of this Lease as a financing statement.

15. DEFAULT BY LANDLORD/EVENTS: Defaults by Landlord are failing to comply with any provision of this Lease within thirty days after written notice.

16. DEFAULT BY LANDLORD/TENANT'S REMEDIES: Tenant's remedies for Landlord's default are to sue for damages, sue for specific performance, deduct up to $12,000 per annum from the Rent next becoming due for repairs done and paid for by Tenant with respect to the foundation,

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 6 OF 9
                         DECEMBER 2, 1996 FINAL EDITION
         and structural and weight-bearing walls, and/or to enforce termination of the Lease.

17.      DEFAULT BY TENANT/EVENTS: Defaults by Tenant are:

         a. failing to pay timely Rent within ten (10) days notice of non-payment by Landlord; and/or

         b. for defaults other than set forth in (a) above, failing to comply within thirty (30) days written notice with any provision of this Lease or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant must have diligently undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such effort to completion).

18. DEFAULT BY TENANT/LANDLORD'S REMEDIES: Landlord's remedies for Tenant's default are to:

         a. enter and take possession of the Premises, after which Landlord may relet the Premises on behalf of Tenant and receive the Rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet;

         b.      enter the Premises and perform Tenant's obligations; and/or

         c. terminate this Lease by written notice and sue for damages. Landlord may enter and take possession of the Premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the Premises, until the default is cured, without being liable for damages.

19. SECURITY DEPOSIT: If Tenant defaults, Landlord may use the Security Deposit to pay arrears of Rent, to repair any damage or injury, normal wear excepted, or to pay any expense or liability reasonably incurred by Landlord as a result of the default.

20. HOLDOVER: If Tenant does not vacate the Premises following termination of this Lease, Tenant shall be a tenant at will, shall pay Rent of one hundred fifty percent (150%) of the then most recent Rent amount before termination, and shall vacate the Premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the term.

21. ABANDONED PROPERTY: Landlord may retain, destroy, or dispose of any property left on the Premises at the end of the Lease Term.

22. COMPLIANCE: Tenant, at its expense, is solely responsible for complying with any and all applicable City, County, State and Federal statutes and regulatory requirements in connection with Tenant's intended use, and its use of the Premises, including but not limited to the following matters: building permits; parking; and satellite receivers and transmitters.

23. NO OTHER WARRANTIES: EXCEPT AS TO ENVIRONMENTAL MATTERS AS PROVIDED IN THIS LEASE, AND EXCEPT AS TO REPRESENTATION OF OWNERSHIP IN FEE SIMPLE BY LANDLORD, THE PREMISES IS TAKEN "AS IS, WHERE IS" WITH NO IMPLIED WARRANTY (OR CONDITION) AS TO THE QUALITY OR PERFORMANCE OF THE PREMISES IS GIVEN BY LANDLORD TO TENANT, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED. EXCEPT FOR THOSE CERTAIN PROVISIONS HEREIN CONTAINED REGARDING INDEMNIFICATION OF TENANT, NEITHER LANDLORD, NOR ITS AGENTS, ATTORNEYS AND INSURERS ARE RESPONSIBLE FOR

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 7 OF 9
                         DECEMBER 2, 1996 FINAL EDITION

         THE LOSS OR REVENUE OR PROFITS, EXPENSE OR INCONVENIENCE, OR FOR ANY OTHER SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES CAUSED BY THE USE, MISUSE OR INABILITY TO BENEFIT FROM ANY SERVICES, AND/OR THE PREMISES, WHETHER ON ACCOUNT OF NEGLIGENCE OR OTHERWISE, OR BY FAILURE TO CONFORM TO ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS.

24.      GOVERNING LAW; VENUE AND ARBITRATION:

         a.      Texas law shall control and govern this Lease.

         b. The parties agree that any declarative action, injunctive action or injunctive proceeding arising out of or related in any way to this Lease, including forcible entry and detainer actions, shall be brought solely in a court of competent jurisdiction sitting in Dallas, Texas.

         c. The parties hereby irrevocably and unconditionally consent to the jurisdiction of any such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding any right of jurisdiction on account of the place of residence or domicile of any party thereto. The parties hereby irrevocably and unconditionally waives the right to a jury trial in connection with any claim arising out of or related to this Lease and/or guaranty of this Lease.

         d. Any claim or controversy, other than declarative and/or injunctive relief, shall be resolved through binding arbitration under the auspices of the American Arbitration Association in Dallas, Texas pursuant to the Commercial Rules of Arbitration.

         e. The prevailing party to any dispute shall be entitled to attorney's fees, pre and post judgment interest at the rate of ten percent (10%), costs, and damages, if any.

         f. This agreement to arbitrate shall survive the Termination Date by a period of four (4) years.

25. BINDING EFFECT: The Lease is binding on the parties and their respective successor and assigns as permitted provided herein.

26. DEFAULT/WAIVER/MITIGATION: It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this Lease does not preclude pursuit of other remedies in this Lease or provided by law. Landlord and Tenant have a duty to mitigate damages.

27. INTERPRETATION OF LEASE: Any rule of law or legal decision that would require interpretation of any ambiguities in this Lease against the party that has drafted it is not applicable and is waived. The provisions of this Lease shall be interpreted in a REASONABLE MANNER to effect the purpose, sum and substance of this Lease. By way of illustration, and not by limitation, discretionary matters are to be reasonably exercised, and nonmonetary defaults are to be enforced if they are material, and not hypertechnical.

28. SEVERABILITY: If any provision of this Lease, or the applicability of such provision to any person or circumstance, shall be determined to be invalid by any court of competent jurisdiction, then such determination shall not effect any other provisions of this Lease, all of which provisions all remain in effect and, if the provisions is capable of two constructions, one of which would render it valid, the provisions shall have the meaning which render it valid.

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 8 OF 9
                         DECEMBER 2, 1996 FINAL EDITION

29. NO JOINT VENTURE OR PARTNERSHIP: Landlord and Tenant hereby agree that nothing contained herein or in any document executed in connection herewith shall be constructed as making Tenant and Landlord joint ventures or partners, or anything but, landlord and tenant.

30. HEADINGS AND FUTURE COOPERATION ON SUBSEQUENT DOCUMENTS: The heading, captions, and arrangements used in this Lease are for convenience only. The parties agree to cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters described in this Lease, and each agrees to execute such further permits, licenses, resolutions, charters, estoppel letters, subordination, non-disturbance and attornment agreements, assignments, amendments to this Lease, or any other such documents as may be reasonably requested and appropriate for the purpose of giving effect to the transactions undertaken.

31. TIME IS OF THE ESSENCE: Time shall be of the essence for all matters under this Lease and this Addendum.

32. SUBMISSION OF LEASE: The submission of this Lease for examination does not constitute an offer, and this Lease becomes effective only upon execution hereof by all parties.

33. ADDENDUM: This 2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT between Landlord and Tenant, includes the Addendum attached to this Lease, and by this reference incorporated fully herein for all purposes. All references to "this Lease" shall include the Addendum attached to this Lease.

                        [BALANCE OF THIS PAGE IS BLANK]

2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT                       PAGE 9 OF 9
                         DECEMBER 2, 1996 FINAL EDITION

   ADDENDUM TO THAT CERTAIN 2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT

         THIS ADDENDUM TO THAT CERTAIN 2914 TAYLOR STREET REAL ESTATE LEASE AGREEMENT is by and between Landlord and Tenant and is hereinafter referred to as the "Addendum." The 2914 Taylor Street Real Estate Lease Agreement is hereinafter referred to as the "Lease." Any and all references in the Lease to the Addendum shall mean this Addendum. This Addendum is hereby attached to the Lease and made a part of the Lease for all purposes. All capitalized terms used herein and not otherwise defined herein, shall have the meanings given such capitalized terms in the Lease.

         EXHIBITS

         The following exhibits are attached hereto and made a part of this Lease for all purposes:

         1. EXHIBIT A  Lease Term Commencement Date Acknowledgement
         2. EXHIBIT B  Permitted Exceptions
         3. EXHIBIT C  Subordination, Non-Disturbance and Attornment Agreement
         4. EXHIBIT D  Memorandum of Lease and Notice of Right of First Refusal

         1. EXTENSIONS OF LEASE TERM. If this Lease is still in full force and effect, and if Tenant shall not be in default beyond applicable notice and cure periods under the terms of this Lease, Tenant shall have the sole and absolute option, in Tenant's sole and absolute discretion, but without any obligation, to extend this Lease Term for up to three (3) additional successive periods of five (5) years each (individually, an "Extension Term"), provided written notice of the election of each such option shall be sent to Landlord not less than ninety (90) days prior to the expiration of the then current term of this Lease. If an option is duly exercised, the term of this Lease shall be automatically extended for a period of five (5) years, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease; provided, however, that the Rent for the first Extension Term shall be equal to $5600.00 per month for each month during the first Extension Term, and the Rent for each Extension Term after the first Extension Term shall be at the fair market rate.

         2. PREPARATION OF THE PREMISES.

         2.1 Tenant Renovations. Tenant, at its sole cost and expense but subject to that certain reimbursement by Landlord as set forth below, shall perform all work on the Premises required or necessary, in Tenant's sole and absolute judgment, to complete the Premises to a condition ready for the conduct of business therein (the "Tenant's Renovations"). Tenant's Renovations shall be at a cost to Tenant of not less than $350,000.00. All of Tenant's Renovations shall be deemed to be improvements made to the Premises by Tenant (the "Tenant Improvements") and shall become the property of Landlord. All work undertaken by Tenant shall be done to Tenant's specifications and in a first class workmanlike manner. Tenant's Renovations shall include, without limitation, the renovation of, the replacement of, the installation of, the construction of, the maintenance of, and/or the repair of, interior flooring, ceilings, walls, plumbing, rest rooms, kitchen areas, loading dock and adjoining areas, HVAC systems, electrical systems, conference rooms, computer rooms, doors, windows, and other parts of the Building. To the extent possible, Tenant agrees at the expiration or earlier termination of this Lease to assign to Landlord all warranties and guaranties regarding the Tenant Improvements. Landlord agrees to fully cooperate with Tenant and to assist Tenant in obtaining all required building permits for Tenant's Renovations in Landlord's name, and to assist in obtaining an unconditional permanent certificate of occupancy, or the local equivalent thereof, and to execute any necessary documentation in connection with the renovations and possession of the Premises, provided that Landlord shall not be required to incur any costs in connection therewith. Prior to Tenant's commencement of Tenant's Renovations, Tenant shall obtain Landlord's prior written approval of Tenant's plans, specifications, budget, permits, and construction insurance coverage. Landlord's approval shall not be unreasonably withheld or delayed. In the event that Landlord fails to approve or disapprove in writing the plans for Tenant's Renovations within seven (7) days following receipt of the same from Tenant, then Landlord shall be deemed to have approved the plans for Tenant's Renovations for all purposes. Landlord has the right to inspect the construction of the Tenant's Renovations at any time during the construction process. Tenant shall remove or bond around any liens placed against the Premises as a result of the Tenant Renovations.

         2.2 Satellite Receivers and Rooftop Installations. Tenant, at its sole cost and expense, may locate and install various telecommunications equipment, including, without limitation, multiple satellite dishes, satellite down-link dishes, and down-link receivers, on the rooftop of the Building. Tenant is hereby leasing the entire Building, and the entire rooftop of the entire Building, and may utilize the entire rooftop of the Building for its business operations. Tenant may locate and install HVAC equipment on the rooftop of the Building in Tenant's sole and absolute discretion.

         2.3 Reimbursement by Landlord for Certain Renovations. Landlord shall reimburse Tenant for costs and expenses incurred by Tenant for the repair and renovation of the structural components and infrastructure of the Building, including, without limitation, the roof and related insulation, in the form of a one time payment equal to the lesser of (i) the actual cost of the roof repair and renovation, or (ii) $40,000.00. Landlord shall reimburse Tenant up to said amount upon the substantial completion of the Tenant Renovations and upon receipt by Landlord of an invoice regarding said repairs and renovations, or Landlord may, at Landlord's option, fully abate Tenant's Rent for the first ten (10) months following this Lease Term Commencement Date.

         2.4 Tenant Improvements. All Tenant Improvements, but not Tenant's Property (hereinafter defined), including, without limitation, the HVAC and electrical systems installed by Tenant at the Premises, shall become a part of the Premises.

         3. INTENTIONALLY DELETED

         4. ENVIRONMENTAL PROVISIONS.

         4.1 Definitions.

         4.1.1 Hazardous Materials. Hazardous Material means any substance:

         (a) the presence of which requires investigation, notice, or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; or

         (b) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous materials," "regulated substance," "pollutant" or "contaminant" under any federal, state, or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Texas Water Code (Sections 1.002 et seq.), and/or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); or

         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of Texas or any political subdivision thereof; or

         (d) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

         (e) which contains gasoline, diesel fuel, or other petroleum hydrocarbons; or

         (f) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

         (g) radon gas.

         4.1.2 Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

         (a) All requirements relating to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land; or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and

         (b) All requirements pertaining to the protection of the health and safety of employees or the public.

         4.1.3 Environmental Damages. Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation, reasonable attorneys' fees and disbursements and reasonable consultant and witness fees, any of which are incurred as a result of the existence of Hazardous Material upon, about, or beneath the Premises, or the migration or threatened migration to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises, including without limitation:

         (a) Damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, and penalties excluding, however, claims brought by or on behalf of employees of Tenant or Landlord;

         (b) Reasonable fees incurred for the services of attorneys, consultants, contractors,experts, and laboratories and all other reasonable costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision or court, or reasonably necessary to make full economic use of the Premises and any other property in a manner consistent with its intended use or otherwise expended in connection with such conditions, and including without limitation any reasonable attorneys' fees, costs, and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and

         (c) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced herein.

         4.2 Representations and Warranties of Tenant.

         4.2.1 Compliance with Environmental Requirements. Tenant shall not cause a material violation of any Environmental Requirements upon, about or beneath the Premises or any portion thereof.

         4.2.2 Notification. If Tenant becomes aware of or receives notice or other communication concerning any actual, alleged or suspected violation of Environmental Requirements, or liability of Tenant or Landlord for Environmental Damages in connection with the Premises for past or present activities of any person thereon, then Tenant shall deliver to Landlord, within 10 days of the receipt of such notice or communication, a written description of said violation or liability, together with copies of any such notice or communication.

         4.2.3 Tenant's Obligation to Indemnity. Tenant, and its successors and assigns, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages occurring on the Premises which are caused by the activities of Tenant:

         (a) Landlord, and

         (b) the directors, officers, shareholders, employees, partners, and agents of the Landlord.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in (1) defending all claims, suits, and administrative proceedings, including reasonable attorneys' fees and reasonable expert witness and consulting fees, (2) in conducting all negotiations of any description, (3) in paying and discharging, when and as the same comes due, any and all judgments, penalties, or other sums due against such indemnified persons, and (4) for all such expenses incurred in enforcing the obligation to indemnify. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

         4.3 Representations and Warranties of Landlord.

         4.3.1 Compliance with Environmental Requirements.

         (a) To the best of Landlord's knowledge, the Premises and the Real Property in their prior uses comply and have at all times complied with all Environmental Requirements. To the best of Landlord's knowledge, the Premises and the Real Property in their existing uses have at all times from and after the date which Landlord took fee simple title to the Premises and the Real Property, complied with all Environmental Requirements. Landlord is, and to the best of Landlord's knowledge any previous owners and tenants of the Real Property and the Premises are, not in violation of and have not violated any Environmental Requirement in connection with the ownership, use, maintenance or operation of the Real Property and the Premises. Landlord has, and to the best of Landlord's knowledge any previous owners and tenants or the Real Property and the Premises have, not accrued and are not accruing any liabilities pursuant to any Environmental Requirement, specifically including, but not limited to, any potential liability pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.

         (b) To the best of Landlord's knowledge, no Hazardous Materials have been released deposited, discharged, placed, disposed of on the Real Property and the Premises or have migrated unto or off of the Real Property and the Premises. To the best of Landlord's knowledge, the Real Property and the Premises have not been used at any time by any person as a landfill or waste disposal site. To the best of Landlord's knowledge, there have never been any and there are currently no monitoring wells, drinking water wells, or underground or above ground storage tanks of any kind on the Real Property and the Premises.

         4.3.3 Notification. If Landlord becomes aware of or receives notice or other communication concerning any actual, alleged, or suspected violation of Environmental Requirements, or liability of Landlord or Tenant for Environmental Damages in connection with the Real Property or the Premises for past or present activities of any person thereon or the migration onto the Real Property or the Premises of Hazardous Materials, then Landlord shall deliver to Tenant, within 10 days of the receipt of such notice or communication, a written description of said violation or liability, together with copies of any such notice or communication. Receipt of such notice shall not be deemed to create any independent obligation on the part of Tenant to defend or otherwise respond to any such notification or communication.

         4.3.4 Landlord's Obligation to Indemnify. Landlord, and its successors and assigns, agree to indemnify, defend, reimburse, and hold harmless the following persons from and against any and all Environmental Damages arising from all prior use or occupancy of the Premises, all activities of Landlord or its employees, agents, contractors, subcontractors, or guests, licensees or invitees, or from and against any and all Environmental Damages which (1) result in or from the presence of, or from the previous existence of, Hazardous Materials upon, about or beneath the Real Property or the Premises; (2) result in or from the violation of any Environmental Requirements pertaining to the Real Property or the Premises and the activities thereon; or (3) result from the migration of Hazardous Materials to or from the Real Property or the
Premises:

                      (a) Tenant;

                      (b) the directors, officers, shareholders, employees,
                          partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Tenant.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties (1) in defending all claims, suits, and administrative proceedings, including reasonable attorneys' fees and reasonable expert witness and consulting fees, (2) in conducting all negotiations of any description, (3) in paying and discharging, when and as the same comes due, any and all judgments, penalties, or other sums due against such indemnified persons, and (4) for all such expenses incurred in enforcing the obligation to indemnify. Landlord at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

         4.4 Tenant's Right to Environmental Inspection. Tenant will, at Tenant's sole cost, have the right to conduct environmental audits and testing of the Premises and/or the Real Property, including, without limitation, the taking of soil borings and samples and installation of monitoring wells. Tenant will restore any property damaged by such testing to substantially the condition of the affected property immediately proceeding such testing. Tenant will have the right to terminate this Lease by giving written notice of such termination to Landlord at any time on or before sixty (60) days from the date of execution of this Lease if Tenant is, in its sole discretion, dissatisfied with the results of such testing, the Security Deposit shall be returned to Tenant promptly by Landlord, and Tenant shall have no further obligations or liabilities under or pursuant to this Lease. Landlord shall deliver, to the extent available, to Tenant copies of any and all environmental studies and reports concerning the Premises. Tenant shall deliver to Landlord a copy of any environmental studies and reports conducted on behalf of Tenant.

         4.5 Survival of Environmental Obligations. The obligations of Landlord and Tenant to notify and to indemnify, defend and hold harmless as set forth above shall survive termination of this Lease.

         4.6 Limited Exception. Notwithstanding anything herein to the contrary, Landlord shall not be required to indemnify Tenant for Environmental Damages resulting from claims which are made against Tenant by Tenant's employees.

         5. ASSIGNMENT AND SUBLETTING.

         5.1 Tenant shall not assign, transfer, pledge and/or hypothecate this Lease or sublease any portion of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event that Tenant assigns this Lease or subleases the Premises at any time during the initial Lease Term to a third party ("Tenant's Sublessee"), then Tenant shall share with Landlord that portion of the rent received by Tenant from Tenant's Sublessee which exceeds the Rent payable under this Lease by Tenant to Landlord pursuant to the following allocation: 75% to Tenant; and 25% to Landlord. In the event that Tenant assigns this Lease or subleases the Premises at any time other than during the initial Lease Term to Tenant's Sublessee, then Tenant shall share with Landlord that portion of the rent received by Tenant from Tenant's Sublessee which exceeds the Rent then payable under this Lease by Tenant to Landlord pursuant to the following allocation:
50% to Tenant; and 50% to Landlord.

         5.2 Sale of Tenant Exception. Notwithstanding anything to the contrary in this Lease or in this Addendum, the sale of all or substantially all of the capital stock of Tenant, whether by merger, consolidation or otherwise, shall not be deemed to be (i) an assignment or in any manner a transfer of this Lease or any estate or interest therein, (ii) a sublease of the Premises or any part thereof, (iii) a change in control or ownership of Tenant or (iv) a breach or default under this Lease or an event which, with the passage of time, the giving of notice or both, would constitute a breach or default under this Lease, which breach or default would permit Landlord to terminate this Lease.

         5.3 Financing. Notwithstanding anything to the contrary in this Lease or in this Addendum, the issuance by Tenant of equity securities, and changes in percentage ownership, if any, of Tenant's equity securities resulting therefrom, as part of a second or subsequent round of institutional financing shall not be deemed to be (i) an assignment or in any manner a transfer of this Lease or any estate or interest therein, (ii) a sublease of the Premises or any part thereof, (iii) a change in control or ownership of Tenant or (iv) a breach or default under this Lease or an event which, with the passage of time, the giving of notice or both, would constitute a breach or default under this Lease, which breach or default would permit Landlord to terminate this Lease.

         5.4 Public Offering. Notwithstanding anything to the contrary in this Lease or in this Addendum, any law or any provisions contained in this Lease deeming a change in ownership or a change in control of Tenant to be (i) an assignment or in any manner a transfer of this Lease or any estate or interest therein, (ii) a sublease of the Premises or any part thereof, or (iii) a breach or default under this Lease or an event which, with the passage of time, the giving of notice or both, would constitute a breach or default under this Lease, which breach or default would permit Landlord to terminate this Lease, shall be inapplicable (i) if such change in ownership or change in control results from the public offering of Tenant's equity securities and (ii) subsequent to any public offering of Tenant's equity securities.

         5.5 Permitted Subleases and Assignments. Notwithstanding anything to the contrary in this Lease or in this Addendum, Tenant may assign this Lease or sublet all or any portion of the Premises to any affiliate or to any holder of the majority of shares of Tenant's stock.

         5.6 Sale of Assets. Notwithstanding anything to the contrary contained in this Lease or in this Addendum, a sale of all or substantially all of the assets of Tenant shall not constitute (i) an assignment or in any manner a transfer of this Lease or any estate or interest therein, (ii) a sublease of the Premises or any part thereof, (iii) a change in control or ownership of Tenant or (iv) a breach or default under this Lease or an event which, with the passage of time, the giving of notice or both, would constitute a breach or default under this Lease, which breach or default would permit Landlord to terminate this Lease.

         6. DAMAGE AND DESTRUCTION; CONDEMNATION.

         6.1 Fire or Other Casualty.

         6.1.1 Partial Damage. If during this Lease Term the Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or other casualty, Tenant shall forthwith proceed to repair such damage and restore the Premises to substantially their condition at the time of such damage.

         6.1.2 Substantial Damage Termination by Tenant. If during this Lease Term the Premises shall be substantially damaged or destroyed by fire or other casualty, then Tenant may, at its option in Tenant's sole and absolute discretion, terminate this Lease as of the date of the substantial damage or destruction (the "Date of Damage"). Such option to terminate may be exercised by Tenant by giving written notice to Landlord within fifteen (15) days after the Date of Damage, and upon delivery of such notice to Landlord, Landlord shall refund any Rent paid in advance which covers a period subsequent to the Date of Damage, and Tenant shall have no further obligations or liabilities under or pursuant to this Lease.

         6.1.3 Substantial Damage; Restoration by Tenant. In the event Tenant does not terminate this Lease as provided for in Section 6.1.2, Tenant shall, at its sole cost and expense but with the benefit of the insurance proceeds, commence and diligently pursue the full and complete restoration of the Premises to as near to its condition prior to such substantial damage or destruction as is reasonably possible, and, during the course of such restoration, there shall be a full abatement of all Rent, taking into account the extent to which Tenant shall be required to close down all or a portion of its operations until restoration has been completed. It is understood and agreed that, at Tenant's election, the term of this Lease shall be extended by up to the number of days, if any, during which business shall have been interrupted in the Premises by reason of such restoration work.

         6.1.4 General. If the provisions of Section 6.1.1 or Section 6.1.3 shall become applicable, the Rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is interference with the operation of the business of Tenant in the Premises, giving due regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with: (i) the completion by Tenant of such work or repair and/or restoration as Tenant undertakes to do; and (ii) the expiration of a period of 30 days thereafter to enable Tenant to refixture the Premises and reopen for business, but said 30 day period shall be deemed to have ended if Tenant shall reopen for business prior to the expiration thereof. In the event of the termination of this Lease pursuant to this paragraph, then this Lease, and the term hereof, shall cease and come to an end as of the date of such damage or destruction. All Rent, the Security Deposit, and any other charges paid in advance by Tenant shall be promptly refunded by Landlord. It is further understood and agreed that, at Tenant's election, this Lease Term shall be extended by up to the number of days, if any, during which business shall have been interrupted in the Premises by reason of such damage or destruction.

         6.1.5 The terms "substantially damaged" and "substantial damage," as used in this provision, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or such that the Premises cannot be restored within ninety (90) days.

         6.1.6 Insurance Proceeds. Notwithstanding anything herein to the contrary, the parties hereto hereby agree to take whatever steps are necessary to assign any and all applicable insurance proceeds to the party making the repairs and renovations following an event of fire or other casualty.

         6.2 Condemnation; Eminent Domain.

         6.2.1 If, after the execution and before the termination of this
Lease: (i) any part of the Premises is taken by condemnation proceedings, eminent domain or conveyed in lieu thereof; or (ii) the number of full-sized automobile parking spaces is reduced within the Premises to a number which produces a parking ratio less than that required by law, as a result of a taking by condemnation proceedings, eminent domain or of a conveyance in lieu thereof; then, in all of the foregoing events, this Lease Term shall, at the option of Tenant, in Tenant's sole and absolute discretion, cease and terminate as of the day possession shall be taken by the acting governmental or quasi-governmental authority (the "Date of Taking"). Such option to terminate shall be exercisable by Tenant giving written notice to Landlord within thirty
(30) days after the Date of Taking, which notice shall provide for a termination date (the "Termination Date") not later than ninety (90) days after the Date of Taking and Tenant shall pay rent up to the Termination Date, and Landlord shall refund the Security Deposit and such Rent as shall have been paid in advance and which covers a period subsequent to the Termination Date, and Tenant shall have no further obligations or liabilities under or pursuant to this Lease. In the event Tenant does not terminate this Lease, Tenant shall, at Tenant's sole cost and expense but with the benefit of condemnation awards and proceeds related to the leasehold interest, promptly and diligently restore the Premises to as near to their condition prior to such taking or conveyance as is reasonably possible, and, during the course of such restoration, there shall be a fair and equitable abatement of all Rent and other charges, taking into account the extent to which Tenant shall be required to close down all or a portion of its operations until restoration has been completed; and, after such restoration, there shall be a fair and equitable abatement of rent and other charges on a permanent basis, taking into account the reduction in the size of the Premises, reduction in parking areas, and the like. It is understood and agreed that, at Tenant's election, the term of this Lease shall be extended by up to the number of days, if any, during which business shall have been interrupted in the Premises by reason of such restoration work.

         6.2.2 During any period of time that, by reason of such taking, there is any interference with access to the Premises, there shall be a fair and equitable abatement of the Rent and all other charges payable hereunder, taking into account the extent to which Tenant's operations may thereby be interfered with; and, if it is impracticable for Tenant to remain open for business, in the reasonable exercise of Tenant's business judgment, and Tenant elects to close down until restoration or removal of rubble, etc., has been accomplished, then there shall be a full abatement of Rent and all other charges payable hereunder until completion of the restoration work. It is understood and agreed that, at Tenant's election, the term of this Lease shall be extended by up to the number of days, if any, during which business shall not have been conducted in the Premises by reason of such restoration work.

         6.2.3 Nothing herein contained shall prevent Landlord and Tenant from prosecuting claims in any condemnation proceedings for the value of their respective interests. Landlord shall be entitled to the condemnation award attributable to the fee interest in the Real Property only, and Tenant shall be entitled to the condemnation award attributable to its interest in the Premises and its leasehold interest in the Real Property and for the value of the unamortized portion of the improvements on the Real Property, including, however, without limitation, the full value of its fixtures and equipment, leasehold improvements, relocation expenses, goodwill, leasehold estate, loss of business or other award.

         6.2.4 Notwithstanding anything herein to the contrary, the parties hereto hereby agree to take whatever steps are necessary to assign any and all applicable condemnation awards, or other proceeds paid as a result of any taking, to the party making the repairs and renovations following an event of condemnation or other taking.

         7. RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES.

         7.1 Grant of Right of First Refusal to Purchase the Premises. Provided Tenant shall not be in material default beyond applicable notice and cure periods under the terms of this Lease, Tenant shall have a right of first refusal to purchase the Premises upon the following terms and conditions.

         7.2 Tenant's Option. If Landlord, or any successor or assign of Landlord, receives a bona fide offer for the purchase of the Premises which Landlord intends to accept (subject to Tenant's rights herein), then Landlord shall give notice (the "Right of First Refusal Notice") to Tenant specifying all of the terms and conditions of such bona fide offer, and Tenant shall have the option, but not the obligation, to purchase the Premises upon the same terms and conditions as were set forth in the Right of First Refusal Notice.

         7.3 Exercise of Tenant's Option. Tenant must deliver actual notice of its intent to exercise such right of first refusal no later than ten (10) business days following the day on which Tenant receives the Right of First Refusal Notice from Landlord. If Tenant fails to timely exercise its right of first refusal with regard to the purchase of the Premises, then Landlord shall be free to sell the Premises to such prospective purchaser, and Tenant shall thereafter have no further right of first refusal with regard to the Premises as to that specific purchaser; provided, however, if (a) the prospective purchaser offering to purchase the Premises does not execute a contract of purchase and sale covering the Premises within forty-five (45) days of the Right of First Refusal Notice to Tenant, or if (b) another third party purchaser offers to purchase the Premises, then Tenant's rights hereunder shall be revived, and Tenant shall continue to have a right of first refusal with respect to the Premises. Landlord shall not be precluded from making changes to the bona fide offer during contract negotiations so long as such changes are the result of arms-length negotiations between Landlord and such prospective purchaser.

         7.4 Binding Effect. The right of first refusal granted to Tenant hereunder shall bind and encumber the Real Property and the Premises, shall be a covenant running with the land, shall bind Landlord's successors and assigns and all future and subsequent owners of the fee interest in the Premises. Evidence of this right of first refusal, in the form of EXHIBIT F, shall be filed of record in the appropriate land records of Dallas County, Texas.

         8. TENANT'S RIGHT OF TERMINATION DUE TO UNACCEPTABLE CONDITION OF THE PREMISES.

         8.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, AND NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, TENANT MAY TERMINATE THIS LEASE AT ANY TIME ON OR BEFORE JANUARY 16,1997, IN TENANT'S SOLE AND ABSOLUTE DISCRETION FOR ANY OR NO REASON, INCLUDING, WITHOUT LIMITATION, ANY TAX ABATEMENT MATTERS, IN THE EVENT THAT TENANT IS NOT FULLY AND COMPLETELY SATISFIED WITH ALL ASPECTS OF THE PREMISES, THE REAL PROPERTY, OR THE BUILDING.

         8.2 If Tenant elects to terminate this Lease as provided for above, the Tenant shall deliver to Landlord written notice of such termination (the "Termination Notice") on or before January 16, 1997. Upon Tenant's delivery of the Termination Notice, this Lease (i) shall automatically and immediately terminate and become null and void and be of no force and effect, (ii) Tenant shall be relieved of and from any and all further liability or obligation to Landlord under and pursuant to this Lease, (except for any obligations, if any, of Tenant to indemnify Landlord for claims by third parties related to Tenant's inspection of the Premises) and (iii) Landlord shall immediately return to Tenant all amounts previously delivered to Landlord by Tenant, including, without limitation, Rent and the Security Deposit.

         9. MISCELLANEOUS PROVISIONS.

         9.1 Brokerage. Landlord and Tenant acknowledge that Delphi Group Inc. ("Broker") has been retained by Landlord in connection with the Premises and this Lease, and Landlord hereby agrees that Landlord shall pay to the Broker the total brokerage commission due and payable to the Broker.

         9.2 Brokerage Indemnities. Except as described in Section 9.1 above, Landlord and Tenant hereby represent and warrant, each to the other, that they have not disclosed this Lease or the subject matter hereof to, and have not otherwise dealt with, any broker, finder or any other person, firm, corporation or other legal entity so as to create any legal right or claim of whatsoever kind or nature for a commission or similar fee or compensation with respect to the Premises or this Lease. Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to the Premises or this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

         9.3 Subordination, Non-Disturbance and Attornment.

         (a) On or before thirty (30) days from the date hereof, Landlord covenants to obtain from each lender the security for whose loan encumbers the Premises or the Real Property (and each lessor whose interest in the Real Property and/or the Premises is paramount to Landlord's ("Overlessor")) at the time of execution hereof, or at any time prior to the recordation of the Memorandum of Lease and Notice of Right of First Refusal specified in Section
9.7 or from any future lender, an executed nondisturbance agreement assuring Tenant that, notwithstanding any default by Landlord to the lender or Overlessor or any foreclosure or deed in lieu thereof (or Overlessor's termination proceedings), Tenant's rights under this Lease shall continue in full force and effect and its possession of the Premises shall remain undisturbed (including, without limitation, permission for insurance proceeds and eminent domain awards to be applied as required hereunder), except in accordance with the provisions of this Lease, so long as Tenant is not in default hereunder so as to permit Lease termination. Such agreement(s) shall be substantially in form and content as EXHIBIT C attached hereto. If Landlord breaches its obligation(s) hereunder, Tenant may terminate this Lease by written notice to Landlord at any time prior to Tenant's receipt of all required nondisturbance agreements.

         (b) Tenant shall, upon Landlord's request, subordinate this Lease in the future to any first lien placed by Landlord upon the Premises with an Institutional First Mortgage (hereinafter defined), provided that such lender executes a nondisturbance agreement providing that if Tenant is not then in default under this Lease (after any applicable notice and cure period), this Lease shall not terminate as a result of the foreclosure of such lien, or conveyance in lieu thereof, and Tenant's rights under this Lease shall continue in full force and effect and its possession shall be undisturbed, except in accordance with the provisions of this Lease. As used herein, "Institutional First Mortgage" shall mean any commercial bank, federal or state savings and loan association, life insurance company, pension fund, real estate investment trust, or any affiliate, subsidiary, successor or assignee of any of the foregoing, holding a first mortgage on the Real Property. Tenant will, upon request of the lienholder, be a party to such an agreement, and will agree that, if such lienholder succeeds to the interest of Landlord, Tenant will recognize said lienholder (or successor in interest of the lienholder) as its landlord under the terms of this Lease. Such agreement shall be substantially in form and content as EXHIBIT C attached hereto.

         9.4 Estoppel Certificates. Landlord and Tenant agree at any time and from time to time, upon not less than ten (10) days prior written request by either of them to the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, and whether or not any violations of this Lease are in existence as of the date of said statement, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, or leasehold, or mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Premises, or by any assignee of Tenant. The failure of either party to deliver an estoppel as called for herein, shall constitute a default hereunder.

         9.5 Applicable Law; Construction; Amendment. This Lease shall be governed by and construed in accordance with the laws of the State of Texas. If any provisions of this Lease shall be to any extent deemed invalid by a court of competent jurisdiction, then there automatically shall be added hereto a provision as similar to the invalid provision as possible so as to achieve the intended effect of the invalid provision, and, in all events, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant. The titles and headings of the several paragraphs and sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, personal representatives, administrators, successors and assigns, and those claiming through or under them, respectively.

         9.6 Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, be binding upon, and inure to the benefit of the parties hereto and their respective heirs, personal representatives, administrators, successors and assigns. Landlord may assign this Lease to an entity controlled by Landlord provided that Landlord's assignee expressly assumes in writing all of the obligations of Landlord contained in this Lease.

         9.7 Memorandum of Lease and Notice of Right of First Refusal. This Lease shall not be recorded. However, a memorandum of this Lease and the right of first refusal herein contained in the form attached hereto as EXHIBIT D shall be executed, in recordable form, by both parties concurrently herewith and recorded by Tenant, at Landlord's expense, with the official charged with recordation duties in the County of Dallas, Texas, with directions that it be returned to Tenant.

         9.8 Effect of Unavoidable Delays. If either party to this Lease, as the result of any (i) strikes, lockouts or labor disputes, (ii) inability to obtain labor or materials or reasonable substitutes therefor, (iii) acts of God, governmental action, condemnation, or civil commotion, or (iv) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform, fails punctually to perform any obligations on its part to be performed under this Lease (except for Tenant's obligation to pay Rent, unless such failure by Tenant to pay Rent is pursuant to a provision contained in this Lease providing for abatement of Rent) then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above.

         9.9 Tenant's Property. As used herein, the term "Tenant's Property" shall include, without limitation, all equipment, machinery, fixtures and furniture, now or hereinafter place on or at the Premises, including, without limitation, computers, terminals, servers, switches, modems, splitters, routers, communications systems, telecommunications systems, satellite dishes and receivers, fiber optic systems, software, files, documents, trade and service marks, logos, intellectual property, and proprietary property and information without regard to the manner in which any of the foregoing is attached to the Premises. Tenant shall at all times own and retain the fee interest in Tenant's Property. Landlord agreed to subordinate its security interest in Tenant's personalty from time to time and to execute and deliver such instruments reasonably requested by Tenant from time to time to evidence such subordination.

         9.10 No Express or Implied Covenant of Continuous Operation. Notwithstanding anything contained or set forth in this Lease to the contrary, nothing set forth in this Lease shall be construed, in any manner whatsoever, as an implied covenant of continuous operation on the part of Tenant, and Landlord specifically acknowledges that there is no covenant of continuous operation on the part of Tenant, express or implied. In the event that Tenant elects to cease its business operations at the Premises, such cessation shall not be deemed to be an event of default hereunder, nor shall such cessation relieve Tenant of any of its liabilities or obligations under and pursuant to this Lease; provided, however, that Tenant shall notify Landlord in writing not fewer than fifteen (15) days prior to the date that Tenant intends to cease its business operations at the Premises and Landlord shall have the option of recapturing the Premises. If Landlord elects to recapture the Premises, Landlord shall provide Tenant with written notice of such election within fifteen (15) days following Landlord's receipt of Tenant's Notice. Said notice from Landlord to Tenant shall provide for a date of termination of this Lease, which date shall be: (a) thirty (30) days from the date Landlord receives Tenant's Notice, or (b) thirty (30) days from the date that Tenant ceases its business operations at the Premises, whichever event shall first occur, and upon such termination, Tenant shall be relieved of and from any and all further liability or obligation to Landlord under and pursuant to this Lease.

         9.11 Exterior and Interior Signage. Tenant shall have the absolute and unconditional right to place its sign at any location on the Real Property, including the exterior or interior of the Building, and the exterior or interior of the Premises, in Tenant's sole and absolute discretion. Any such sign shall be of the size, design and style designated by Tenant in its sole and absolute discretion. At the expiration or earlier termination of this Lease, Tenant shall remove its signs at its sole cost and expense.

         9.12 Covenants. All of the covenants, conditions and restrictions contained in this Lease are for the benefit of the Premises, its easement and appurtenances, and shall run with and in or to and pass with the Real Property, and are intended to the binding on any and all successor owners of the Real Property or any portion thereof.

         9.13 Conflicts. In the event that any provision in this Addendum shall be in conflict with any provision in this Lease, then, and in all such instances, the provisions of this Addendum shall control for all purposes.

         IN WITNESS WHEREOF, the parties have executed this instrument on the 2nd day of December, 1996.

LANDLORD:
/s/ GEORGE W. LOLLIS
--------------------
GEORGE W. LOLLIS


/s/ DAISY O. LOLLIS
-------------------
DAISY O. LOLLIS



TENANT:

AUDIONET, INC., a Delaware corporation

By: /s/ TODD  WAGNER
----------------------
Name: Todd R. Wagner
Title: CEO




STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

         BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgments, personally appeared George W. Lollis an individual, and acknowledged that he executed the foregoing instrument in his individual capacity on this 2nd day of December, 1996.


                                           /S/ SUE BUTLER
                                           -------------------------------
                                           Notary Public, State of Texas
                                           My Commission Expires: 3-7-2000
                                                                  --------

                                           [NOTARY SEAL OF SUE BUTLER]

STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

         BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgments, personally appeared Daisy 0. Lollis, an individual, and acknowledged that she executed the foregoing instrument in her individual capacity on this 2nd day of December, 1996.

                                           /s/ SUE BUTLER
                                           -------------------------------
                                           Notary Public, State of Texas
[NOTARY SEAL OF SUE BUTLER]                My Commission Expires: 3-7-2000
                                                                  --------



STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

         BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgments, personally appeared Todd R. Wagner, CEO of AudioNet, Inc., a Delaware corporation, and acknowledged the foregoing in his capacity as same for the purposes herein described on behalf of the corporation, this 3rd day of December, 1996.



                                           /s/ CAROL J. COX
                                           -------------------------------
                                           Notary Public, State of Texas
[NOTARY SEAL OF CAROL J. COX]              My Commission Expires:  6-24-98
                                                                  --------